Exhibit 10.2

THIS UNSECURED CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR LAWS OF ANY OTHER RELEVANT COUNTRY.

UNSECURED CONVERTIBLE PROMISSORY NOTE

US$750,000	June 18, 2020
Boston, Massachusetts

For value received, GI Dynamics, Inc., a Delaware corporation (“Payor”), hereby promises to pay to the order of Crystal Amber Fund Limited (the “Holder”), an aggregate principal sum of US$750,000, or such other amount as shall become due after giving effect to Section 2(b) hereof, with interest on the outstanding principal amount at the rate of five percent (5%) per annum. Interest (i) shall commence on the date hereof and shall be compounded annually based on a 365-day year and (ii) shall continue on the outstanding principal until paid in full pursuant to Section 1(b) below or converted pursuant to Section 2 below.

1. Payment and Maturity

(a) Reference is hereby made to that certain Convertible Note Purchase Agreement (the “Purchase Agreement”), dated as of even date herewith, between Payor and the Holder. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Purchase Agreement.

(b) If this Unsecured Convertible Promissory Note (this “Note”) has not already been paid in full or, if permitted by the terms of this Note, converted in accordance with the terms of Section 2 below, the entire outstanding principal balance of this Note and all unpaid accrued interest thereon shall be due and payable on demand; provided; however, that such demand cannot be made prior to the six (6) month anniversary of the date hereof (the “Maturity Date”). All payments shall be in lawful money of the United States of America. All payment shall be applied first to accrued interest, and thereafter to principal. If any payments on this Note become due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

(c) Upon the occurrence and during the continuance of any Event of Default, the unpaid principal balance of this Note shall bear interest at the eight percent (8%) per annum, including after the commencement of, and during the pendency of, any bankruptcy or other insolvency proceeding.

2. Conversion

(a) Qualified Equity Financing Conversion. Following the delisting of Payor from the Official List of the ASX, upon the closing of a Qualified Equity Financing (as defined below), all of the then outstanding unpaid principal amount of this Note, together with any interest accrued but unpaid thereon (such principal amount and interest, the “Outstanding Amount”) shall be automatically converted into a number of shares of Capital Stock issued in the Qualified Equity Financing (the “Conversion Shares”). The number of Conversion Shares to be issued by Payor upon such conversion shall equal the quotient obtained by dividing (x) the Outstanding Amount by (y) the Conversion Price (defined below). At least five (5) days prior to the closing of the Qualified Equity Financing, Payor will notify the Holder in writing of the terms of the Conversion Shares that are expected to be issued pursuant to the Qualified Equity Financing. As used herein, a “Qualified Equity Financing” means the next round of equity financing of Capital Stock in a single transaction or a series of related transactions involving the issuance, following the date hereof, of the Payor’s securities to one or more investors, from which Payor receives gross proceeds of not less than US$8 million (excluding the conversion of this Note and excluding conversion of any other debt that is outstanding as of immediately prior to the issuance of this Note). “Conversion Price” means the product of (x) eighty percent (80%) and (y) the lowest per share purchase price of the Capital Stock issued in the Qualified Equity Financing.

(b) Change of Control. Upon the consummation of a Change of Control prior to the Maturity Date, the Holder may, at its option, (i) receive an amount in cash equal to all unpaid interest that has accrued to date hereunder and 110% of the then outstanding unpaid principal amount of this Note in full satisfaction of all obligations under this Note, or (ii) subject to the provisions of Section 6(a) hereof, retain the Note, including, without limitation, the conversion rights set forth in Section 2(a) hereof. A “Change of Control” means any transaction or series of related transactions that could result in any of the following: (i) the sale of all or substantially all of the assets of Payor to any person or related group of persons (other than the Holder or a person that directly or indirectly controls, is controlled by, or is under common control with, the Holder), (ii) the acquisition, directly or indirectly, by any person or related group of persons (other than Payor or the Holder or a person that directly or indirectly controls, is controlled by, or is under common control with, Payor or the Holder) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Payor’s outstanding securities pursuant to a tender or exchange offer made directly to Payor’s stockholders, (iii) a merger or consolidation of Payor, other than for the purpose of re-domiciling Payor, unless following such transaction or series of transactions, the holders of Payor’s securities prior to the first such transaction continue to hold more than fifty percent (50% percent) of the voting rights and equity interests in the surviving entity, (iv) a recapitalization, reorganization or other transaction involving Payor that constitutes or results in a transfer of more than one-third of the equity interests in Payor, unless following such transaction or series of transactions, the holders of Payor's securities prior to the first such transaction continue to hold more than fifty percent (50%) of the voting rights and equity interests in the surviving entity or acquirer or (v) the execution by Payor or its controlling stockholders of an agreement providing for or reasonably likely to result in any of the foregoing events. For the avoidance of doubt, the Qualified Equity Financing shall not constitute a Change of Control.

(c) Stockholder Approval. Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, in the event that the rules of the ASX (or any other exchange on which the Payor’s common stock is then traded) require the Payor to obtain stockholder approval to issue the securities pursuant to Section 2(a) hereof, the Payor shall convene a meeting of stockholders to seek approval to issue those securities. For the avoidance of doubt, while the Payor is listed on the ASX and the rules of the ASX require the Payor to obtain stockholder approval to issue any of the securities pursuant to Section 2(a) hereof, no conversion may occur under this Note, unless and until the Payor has obtained stockholder approval pursuant to this Section 2(c).

(d) Fractional Shares. No fractional shares of Payor’s Capital Stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, Payor will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share.

(e) Holder Representations and Warranties; Transfer and Assignment. The representations and warranties and rights and obligations of transfer and assignment of Holder that are set forth in Section 4 of the Purchase Agreement with respect to the shares of Capital Stock issuable to Holder are hereby made a part of this Note and incorporated herein by this reference.

(f) Restriction on Transfer. Notwithstanding any other provision of this Note or the Purchase Agreement, the Holder may not sell or transfer any shares of capital stock, including, but not limited to, common stock or CHESS Depositary Interests (“CDIs”), issued to the Holder pursuant to Section 2(a) hereof (“Restricted Securities”), or grant, issue or transfer interests in, or options over, any Restricted Securities, at any time within 12 months after the issue of those Restricted Securities (“Restricted Period”) except as permitted by section 708 or any other applicable section of the Corporations Act 2001 (Cth). Before commencement of the Restricted Period, to prevent any such restricted dealings in the Restricted Securities during the Restricted Period, the Holder agrees to (i) the application of a holding lock to the Restricted Securities by Payor’s securities registry for the Restricted Period, and (ii) enter into any other documents reasonably necessary to prevent any such restricted dealings in the Restricted Securities during the Restricted Period.

3. Default; Remedies

(a) The occurrence of any Event of Default described in Section 5.1 of the Purchase Agreement shall be an Event of Default hereunder.

(b) Upon the occurrence and during the continuance of any Event of Default (other than an Event of Default described in Sections 5.1(b) or 5.1(c) of the Purchase Agreement), all unpaid principal on this Note, accrued and unpaid interest thereon and all other amounts owing hereunder shall, at the option of the Holder, and, upon the occurrence of any Event of Default pursuant to Sections 5.1(b) or 5.1(c) of the Purchase Agreement, automatically, be immediately due, payable and collectible by Holder pursuant to applicable law.

(c) Upon the occurrence and during the continuance of any Event of Default, Payor shall pay, on demand, all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

4. Prepayment. Payor may not prepay this Note prior to the Maturity Date without the consent of the Holder.

5. Non-Transferable. The Holder may not sell or transfer this Note, or grant, issue or transfer interests in, or options over, this Note at any time within twelve (12) months after the date hereof except as permitted by section 708 or any other applicable section of the Corporations Act 2001 (Cth).

6. Fundamental Transactions; Corporate Events.

(a) Fundamental Transactions. If, at any time while this Note is outstanding, (i) Payor effects any merger or consolidation of Payor with or into another person pursuant to which the Conversion Shares are effectively converted and exchanged, (ii) Payor effects any sale of all or substantially all of its assets in one or a series of related transactions pursuant to which the Conversion Shares are effectively converted and exchanged, (iii) any tender offer or exchange offer (whether by Payor or another person) is completed pursuant to which at least a majority of the outstanding common stock of Payor is tendered and exchanged for other securities, cash or property or (iv) Payor effects any reclassification of the Conversion Shares or any compulsory share exchange pursuant to which the Conversion Shares are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of the Conversion Shares) (in any such case, a “Fundamental Transaction”), then prior to any subsequent conversion of this Note pursuant to Section 2(a) hereof, and subject to the provisions of Section 2(b) hereof, the Holder shall be entitled to require the surviving entity to issue to the Holder an instrument identical to this Note (with an appropriate adjustment to the conversion price(s)) such that the Holder may receive stock (or a beneficial interest in stock) of the surviving company’s stock. Subject to the provisions of Section 2(b) hereof, the terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (a) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

7. Waiver; Payment of Fees and Expenses. Payor waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law. No delay by the Holder shall constitute a waiver, election or acquiescence by it.

8. Cumulative Remedies. The Holder’s rights and remedies under this Note and the Purchase Agreement shall be cumulative. No exercise by the Holder of one right or remedy shall be deemed an election, and no waiver the by Holder of any Event of Default shall be deemed a continuing waiver of such Event of Default or the waiver of any other Event of Default.

9. Miscellaneous

(a) Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of New York, as applied to contracts entered into by New York residents within the State of New York, and to be performed entirely within the State of New York.

(b) Exclusive Jurisdiction. All actions and proceedings arising out of, or relating to, this Agreement shall be heard and determined in any state or federal court sitting in the State of New York, County of New York. The undersigned, by execution and delivery of this Agreement, expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding; and (ii) waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

(c) Successors and Assigns; Assignment. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Payor may not assign this Note or delegate any of its obligations hereunder without the written consent of the Holder. Subject to Section 5 hereof, the Holder may assign this Note and its rights hereunder without the consent of Payor, subject to compliance with Section 4 of the Purchase Agreement.

(d) Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting the Note.

(e) Notices. All notices required or permitted hereunder by the Holder of this Note to Payor shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the principal offices of Payor, to the attention of the Chief Executive Officer, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery. Any refusal of delivery of a notice by Payor shall be deemed to have been delivered.

(f) Amendment; Modification; Waiver. No term of this Note may be amended, modified or waived without the written consent of Payor and the Holder provided that, while Payor is admitted to the Official List of the ASX, any amendment, modification or waiver must not contravene the ASX Listing Rules.

(g) Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument.

(h) No Voting Rights. This Note does not carry any voting rights at stockholder meetings of Payor.

(i) Participation Rights. The Holder is not by virtue of holding this Note entitled to participate in any new issue of securities made by Payor to stockholders without first converting the Note.

(j) Equal Ranking. The Conversion Shares issued pursuant to a conversion of this Note will rank, from the date of issue, equally with the shares of Capital Stock issued by Payor in the Qualified Equity Financing, in all respects.

(k) Reorganizations. While Payor is admitted to the Official List of the ASX, the Note and all its terms shall comply with the ASX Listing Rules.

[Signature page follows]

In Witness Whereof, the parties have executed this Unsecured Convertible Promissory Note as of the date first written above.

GI Dynamics, Inc.

By:	/s/ Scott Schorer
Name:	Scott Schorer
Title:	President & CEO

Agreed to and Accepted:

Crystal Amber Fund Limited

By:	/s/ Mark Huntley
Name:	Mark Huntley
Title:	Executed by Crystal Amber Asset
Management (Guernsey) Ltd as Investment
Manager of Crystal Amber Fund Limited